EXHIBIT 10.16

                         PRIDE PETROLEUM SERVICES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                 FIRST AMENDMENT


            Pride Petroleum Services, Inc. (the "Company"), having previously established the Pride Petroleum Services, Inc. Supplemental Executive Retirement Plan, effective January 1, 1996, (the "Plan"), and having reserved the right under Section 8.1 thereof to amend the Plan, does hereby amend the Plan to document the change in the Company's name from Pride Petroleum Services, Inc. to Pride International, Inc., effective as of May 22, 1997, as follows:

      1. The name of the Plan is hereby changed to the "Pride International, Inc. Supplemental Executive Retirement Plan."

      2. Section 1.1 of the Plan is hereby amended in its entirety to read as follows:

            "1.1 PURPOSE. The purpose of the Pride International, Inc. Supplemental Executive Retirement Plan (the "Plan") is to provide specified benefits to a select group of management and highly compensated employees of Pride International, Inc. (the "Company") who contribute materially to the continued growth, development and future business success of the Company. The Plan shall be an unfunded, deferred compensation arrangement."

      3. Section 1.3 (d) of the Plan is hereby amended in its entirety to read as follows:

            "(d)  "Company" means Pride International, Inc. and its successors."

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            IN WITNESS WHEREOF, Pride International, Inc. has caused these presents to be executed by its duly authorized officers in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 22nd day of September, 1997, but effective as of the date herein stated.

                            PRIDE INTERNATIONAL, INC.



                            By /s/ ROBERT W. RANDALL


ATTEST:

/s/ FRIDA A. MARTINEZ

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